UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

DIVERSA CORPORATION

(Name of Registrant as specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2004

Dear Stockholder:

This letter accompanies the Notice of Annual Meeting of Stockholders and related Proxy Statement for the meeting to be held on Friday, May 14, 2004, at 1:30 p.m. local time at Diversa’s offices, located at 4939 Directors Place, San Diego, California 92121. We hope that it will be possible for you to attend in person.

At the meeting, the stockholders will be asked to elect one director to our Board of Directors, amend our Restated Certificate of Incorporation to increase the authorized number of common shares, approve an amendment to our 1997 Equity Incentive Plan to require stockholder approval to reprice any outstanding options granted thereunder, and to ratify the selection of our independent auditors.

We will also present a report on our operations and activities. Following the meeting, management will be pleased to answer your questions about Diversa.

The Notice of Annual Meeting of Stockholders and related Proxy Statement accompanying this letter describe the matters upon which stockholders will vote at the upcoming meeting, and we urge you to read these materials carefully.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN AND RETURN YOUR PROXY CARD SO WE CAN BE SURE OF A QUORUM TO VOTE ON THESE PROPOSALS FOR STOCKHOLDER ACTION. If you attend the meeting, you may revoke your proxy and vote in person, if you so desire.

Sincerely

Jay M. Short, Ph.D.

President and Chief Executive Officer

PRELIMINARY COPY

DIVERSA CORPORATION

4955 Directors Place

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2004

TO THE STOCKHOLDERS OF DIVERSA CORPORATION:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DIVERSA CORPORATION, a Delaware corporation (the “Company”), will be held on Friday, May 14, 2004 at 1:30 p.m. local time at the offices of the Company, 4939 Directors Place, San Diego, California 92121, for the following purposes:

1.    To elect one director to hold office until the 2007 Annual Meeting of Stockholders.

2.    To amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from 65,000,000 to 90,000,000.

3.    To amend the Company’s 1997 Equity Incentive Plan to require approval of the Company’s stockholders to reprice any outstanding options granted thereunder.

4.    To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors as independent auditors of the Company for its year ending December 31, 2004.

5.    To conduct any other business properly brought before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Karin Eastham

Senior Vice President, Finance

Chief Financial Officer and Secretary

San Diego, California

April     , 2004

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

DIVERSA CORPORATION

4955 Directors Place

San Diego, California 92121

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

MAY 14, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Diversa Corporation (sometimes referred to as the “Company” or “Diversa”) is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

The Company intends to mail this proxy statement and accompanying proxy card on or about April     , 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on March 22, 2004 will be entitled to vote at the annual meeting. On this record date, there were 43,259,955 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on March 22, 2004 your shares were registered directly in your name with Diversa Corporation’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 22, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of one director;

•	Proposed amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock of the Company from 65,000,000 to 90,000,000 shares;

•	Proposed amendment to the Company’s 1997 Equity Incentive Plan to require approval of the Company’s stockholders to reprice any outstanding options granted thereunder; and

•	Ratification of Ernst & Young LLP as independent auditors of the Company for its year ending December 31, 2004.

How do I vote?

You may either vote “For” the nominee to the Board of Directors or you may abstain from voting for the nominee. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Diversa Corporation. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of March 22, 2004.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominee for director, “For” the proposal to amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 65,000,000 to 90,000,000 shares, “For” the proposal to amend the Company’s 1997 Equity Incentive Plan to require approval of the Company’s stockholders to reprice any outstanding options granted thereunder, and “For” the proposal to ratify Ernst & Young LLP as independent auditors of the Company for its year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Diversa Corporation’s Secretary at the Company’s principal executive offices, 4955 Directors Place, San Diego, CA 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 14, 2004, to Diversa Corporation’s Secretary at 4955 Directors Place, San Diego, CA 92121. Stockholders wishing to submit proposals or director nominations that are not to be included in the proxy statement for the Company’s 2005 annual meeting of stockholders must do so no later than February 13, 2005 and no earlier than January 14, 2005. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify the Company before February 27, 2005, the Company’s management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal except Proposal 2. For Proposal 2, broker non-votes will have the same effect as “Against” votes.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange (“NYSE”) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of the director, the nominee receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the proposed amendment to the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 65,000,000 to 90,000,000 shares, must receive a “For” vote from the majority of the outstanding shares either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as an “Against” vote.

•

To be approved, Proposal No. 3, the proposed amendment to the Company’s 1997 Equity Incentive Plan to require approval of the Company’s stockholders to reprice any outstanding options granted thereunder, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal No. 4, the proposal to ratify Ernst & Young LLP as independent auditors of the Company for its year ending December 31, 2004, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 43,259,955 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board of Directors is presently composed of eight members. There are two directors in the class whose term of office expires in 2004, Mr. Mark Leschly and Dr. Wayne T. Hockmeyer. Mr. Leschly is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, Mr. Leschly would serve until the 2007 annual meeting of stockholders and until his successor is elected and has qualified, or until his earlier death, resignation, or removal. Dr. Hockmeyer recently informed the Company that he will serve as a member of the Board of Directors through May 12, 2004, but he will not stand for re-election at the Annual Meeting because of time constraints. The Board of Directors intends to replace Dr. Hockmeyer as soon as is practical after the Annual Meeting. Because of Dr. Hockmeyer’s resignation, there will be fewer nominees for director than director positions available in the class of directors whose term of office expires in 2004. Proxies may only be voted for the number of nominees named below, and may not be voted for a greater number of persons. It is the Company’s policy to invite, but not require, the members of the Board of Directors to attend the Annual Meeting. Three members of the Board of Directors attended the Company’s 2003 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Mr. Leschly has agreed to serve if elected, and management has no reason to believe that he will be unable to serve.

Nominee for Election for a Three-Year Term Expiring at the 2007 Annual Meeting of Stockholders

Mr. Mark Leschly, 35, has been a director since August 1999. Since July 1999, Mr. Leschly has been a managing partner with Rho Capital Partners, Inc., an investment and venture capital management company. From 1994 to 1999, Mr. Leschly was an associate and then a general partner of HealthCare Ventures LLC, a venture capital management company, and he served as a consultant for McKinsey & Company, a management consulting company, from 1991 to 1993. Mr. Leschly is a director of Nitromed, Inc., a biopharmaceutical company, and Tercica, Inc., a biotechnology company, and a number of privately-held companies. Mr. Leschly received a B.A. from Harvard University and an M.B.A. from the Stanford Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF THE ABOVE NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting of Stockholders

Mr. Peter Johnson, 58, has been a director since December 1999. Mr. Johnson was a founder of Agouron Pharmaceuticals, Inc. and served as its president and chief executive officer from its inception in 1984 until 2000. Mr. Johnson currently serves as a director of a privately-held company and a non-profit organization. Mr. Johnson received a B.A. and an M.A. from the University of California.

Mr. Donald D. Johnston, 78, has been a director since September 1993. Since 1986, Mr. Johnston has worked as a consultant for various companies, including Johnson & Johnson, a health care products company, Human Genome Sciences, Inc. and HealthCare Investment Corporation. He worked in product and general management for Johnson & Johnson from 1962 to 1986, including serving as president of J&J Baby Products Co. from 1972 to 1977. Mr. Johnston also served as a director of Johnson & Johnson from 1975 through 1986. Mr. Johnston currently serves as a director of Osteotech, Inc. Mr. Johnston received a B.A. from the University of Cincinnati.

Ms. Cheryl A. Wenzinger, 55, has been a director since February 2004 and serves as Diversa’s Audit Committee financial expert. In her most recent position as audit partner at Deloitte & Touche from 1984 to 2000, Ms. Wenzinger served many private and public companies with a focus on health care providers and insurers, manufacturing, and agribusiness. She currently serves on the Board of Trustees for Delta Dental Plan of Colorado, where she chairs the audit committee and serves on the strategy and business ethics and corporate compliance committees. Ms. Wenzinger was the 1999-2000 president of the Colorado Society of CPAs and served as a member of the Council of the American Institute of CPAs from 1998 through 2002. Ms. Wenzinger received a B.S. in Accounting from the University of Northern Colorado and is a Certified Public Accountant.

Directors Continuing in Office Until the 2006 Annual Meeting of Stockholders

Dr. James H. Cavanaugh, 67, has been a director since December 1992 and the Company’s Chairman since October 1998. Since 1988, Dr. Cavanaugh has served as a general partner of HealthCare Ventures LLC, a venture capital management company. Dr. Cavanaugh was formerly president of SmithKline & French Laboratories—U.S., the pharmaceutical division of SmithKline Beckman Corporation. Previously, he was president of SmithKline Beckman’s clinical laboratory business and, before that, president of Allergan International. Prior to his industry experience, Dr. Cavanaugh served as staff assistant to the President for Health Affairs and then deputy director of the Domestic Council. Under President Ford, he was appointed deputy assistant to the President for Domestic Affairs and deputy chief of the White House staff. Dr. Cavanaugh is the non-executive chairman of Shire Pharmaceuticals Group plc., a specialty pharmaceutical company, and serves as a director on the boards of MedImmune, Inc., Vicuron, Inc., and Advancis Pharmaceuticals Corp., all biopharmaceutical companies.

Dr. Jay M. Short, 45, has been a director and the Company’s Chief Technology Officer since September 1994 and was also appointed President in June 1998 and Chief Executive Officer in February 1999. Before joining the Company, Dr. Short served as president of Stratacyte, Inc. and vice president of research and development and operations for Stratagene Cloning Systems. Dr. Short currently serves as a director for Invitrogen Corporation, a company specializing in products for the life sciences industry, and StressGen Biotechnologies Corp., a biopharmaceuticals company. Dr. Short received his B.A. from Taylor University and a Ph.D. from Case Western Reserve University.

Dr. Melvin I. Simon, 66, has been a director since May 1994. Dr. Simon also currently serves as resident scientific advisor to the Company. Dr. Simon was chairman and has been a professor in the Division of Biology at the California Institute of Technology since 1982, where he is currently the Anne P. and Benjamin F. Biaggini Professor of Biological Sciences. From 1965 to 1982, Dr. Simon was a professor at the University of California, San Diego. He received a B.S. from the City College of New York and a Ph.D. from Brandeis University.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors affirmatively has determined that all of the Company’s directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Dr. Short, the President and Chief Executive Officer of the Company, and Dr. Simon, who serves as the Company’s Resident Scientific Advisor on a part-time basis.

Information Regarding the Board of Directors and its Committees

As required under new Nasdaq listing standards, the Company’s independent directors will meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Diversa Corporation at 4955 Directors Place, San Diego, CA 92121. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Corporate Governance, or Nominating Committee.

The following table provides membership and meeting information for fiscal 2003 for the Board of Directors’ Audit Committee, Compensation Committee, Corporate Governance Committee, and Nominating Committee:

Director	Audit	Compensation	Corporate Governance	Nominating

Dr. James H. Cavanaugh		X		Chair

Dr. Wayne T. Hockmeyer	X	X	X

Mr. Peter Johnson		Chair		X

Mr. Donald D. Johnston	Chair		Chair

Mr. Mark Leschly	X		X

Dr. Jay M. Short

Dr. Melvin I. Simon

Ms. Cheryl A. Wenzinger*

Total meetings in fiscal year 2003	8	4	2	1

* Ms. Wenzinger replaced Dr. Hockmeyer on the Audit Committee in February 2004 when she became one of the Company’s directors.

Below is a description of each committee referred to above. The Board of Directors has determined that each member of each of these committees meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company. The charters for each of these committees may currently be viewed on the Company’s website at http://www.diversa.com/governance.

Audit Committee

The Audit Committee’s primary responsibility is to monitor and evaluate management’s financial reporting process and the accounting policies on which it is based, together with the independent auditor’s review thereof, to assure that the outcome portrays the Company’s financial condition and the financial effects of the Company’s activities in a full, fair, accurate, timely, and understandable manner. In carrying out this responsibility, the Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements; appoints the independent auditors; oversees the independence of the independent auditors; evaluates the independent auditors’ performance; and receives and considers the independent auditors’ comments as to controls, adequacy of staff and management performance, and procedures in connection with audit and financial controls. During 2003, the Audit Committee was composed of three directors: Messrs. Johnston (Committee Chairman) and Leschly, and Dr. Hockmeyer. As of February 2004, Ms. Wenzinger replaced Dr. Hockmeyer on the Audit Committee. The Audit Committee met eight times during 2003 including telephonic meetings. The Audit Committee reviewed and adopted a written charter, which is attached to this proxy statement as Appendix A.

The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Audit Committee are independent, as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board of Directors has determined that Ms. Wenzinger qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board of Directors made a qualitative assessment of Ms. Wenzinger’s level of knowledge and experience based on a number of factors, including her formal education, professional certification, and experience as an audit partner of a public accounting firm.

Compensation Committee

The Compensation Committee reviews and approves salaries and incentive compensation to officers and employees, awards stock options to employees and consultants under the Company’s stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board of Directors may delegate. The Compensation Committee is composed currently of three directors: Mr. Johnson (Committee Chairman), Dr. Cavanaugh, and Dr. Hockmeyer. The Board of Directors intends to appoint a replacement for Dr. Hockmeyer on the Compensation Committee as soon as is practical following Dr. Hockmeyer’s expected resignation in May 2004. All members of the Compensation Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Compensation Committee met four times during 2003.

Corporate Governance Committee

The Corporate Governance Committee evaluates the Company’s corporate governance functions on behalf of the Board of Directors, including procedures for compliance with applicable legal, ethical, and regulatory requirements that affect corporate governance, and makes recommendations to the Board of Directors regarding governance issues. The Corporate Governance Committee’s primary responsibilities include assessment of the Board of Directors, conflicts of interest assessment, corporate governance guidelines, and procedures for information dissemination. The Corporate Governance Committee consists of Messrs. Johnston (Committee Chairman) and Leschly, and Dr. Hockmeyer. The Board of Directors intends to appoint a replacement for Dr. Hockmeyer on the Corporate Governance Committee as soon as is practical following Dr. Hockmeyer’s expected resignation in May 2004. All members of the Corporate Governance Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Corporate Governance Committee met two times during 2003.

Nominating Committee

The Nominating Committee has been established to identify, review, and evaluate candidates to serve as directors of the Company, to serve as a focal point for communication between such candidates, the Board of Directors, and the Company’s management, and to recommend such candidates to the Board of Directors. The Nominating Committee’s primary responsibilities include director nominations, Board of Directors committee nominations, and recommendations regarding director changes of position. The Nominating Committee consists of Dr. Cavanaugh (Committee Chairman) and Mr. Johnson. All members of the Nominating Committee are independent, as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Nominating Committee met one time during 2003.

The Nominating Committee believes that candidates for director should possess certain minimum qualifications, including high personal integrity and ethics and the ability to understand basic financial statements. The Nominating Committee also considers factors such as relevant expertise upon which to be able to offer advice and guidance to management, sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, experience in the markets the Company serves, and the ability to exercise sound business judgment. However, the Nominating Committee retains the right to modify these factors from time to time. Candidates for director are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee considers the current needs of the Board of Directors and the Company, and seeks to maintain a balance of knowledge, experience and capability, and to avoid potential conflicts of interest. In the case of new director candidates, the Nominating Committee also determines whether a particular candidate must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

At this time, the Nominating Committee does not consider director candidates recommended by stockholders. The Nominating Committee believes that it is in the best position to identify, review, evaluate, and select qualified director candidates based upon its comprehensive criteria for Board of Directors membership.

Meetings of the Board of Directors

The Board of Directors met seven times during 2003 including telephonic meetings. Each Board of Directors member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Stockholder Communications with the Board of Directors

Historically, the Company has not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board of Directors has been excellent. Nevertheless, during the upcoming year the Corporate Governance Committee will give full consideration to the adoption of a formal process for stockholder communications with the Board of Directors and, if adopted, publish it promptly and post it to the Company’s website.

Code of Ethics

The Company has adopted the Diversa Corporation Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all officers, directors and employees. The Code of Conduct is available on our website at http://www.diversa.com/governance. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from its provisions to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Additionally, the Audit Committee held meetings with management and representatives from the Company’s auditors to review the Company’s quarterly financial press releases prior to issuance and the Company’s Forms 10-Q prior to their filing with the Securities and Exchange Commission, or SEC. During 2003, the Audit Committee reviewed and adopted an amended written charter for the committee, which is attached to this proxy statement as Appendix A.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits of the Company’s financial statements. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the selection of the Company’s independent auditors for the year ending December 31, 2004.

Audit Committee(2)

Donald D. Johnston (Committee Chairman)

Wayne T. Hockmeyer, Ph.D.

Mark Leschly

(1)    The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(2)    Ms. Wenzinger replaced Dr. Hockmeyer on the Audit Committee in February 2004.

PROPOSAL 2

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 65,000,000 shares to 90,000,000 shares. Additionally, 5,000,000 shares of preferred stock are currently authorized under Company’s Restated Certificate of Incorporation, which will result in a total of 95,000,000 shares of capital stock authorized if this proposal is approved at the Annual Meeting.

The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In addition to the 43,051,027 shares of common stock outstanding on December 31, 2003, the Board of Directors has reserved 12,405,000 shares for issuance upon exercise of options and rights granted under the Company’s stock option and stock purchase plans, and up to approximately 1,335,000 shares of common stock which may be issued upon exercise of outstanding warrants.

The Board of Directors desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval, subject to applicable laws and Nasdaq listing requirements that may require stockholder approval for certain issuances of additional shares. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; providing equity incentives to employees, officers or directors; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at the Company), nevertheless, stockholders should be aware that approval of proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 1997 EQUITY INCENTIVE PLAN, AS AMENDED

In August 1997, the Board of Directors adopted, and the stockholders subsequently approved, the Company’s 1997 Equity Incentive Plan (the “1997 Plan”). The 1997 Plan has been subsequently amended, most recently in 2003. The 1997 Plan currently provides that the Board of Directors has the authority to, without stockholder approval, reprice options, or offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To date, the Company has not repriced any options and has no current intention to do so in the foreseeable future. In February 2004, the Board of Directors approved an amendment to the 1997 Plan, subject to stockholder approval, to require approval of the Company’s stockholders to reprice any outstanding options granted under the 1997 Plan. This amendment is intended to assure that stockholders will have appropriate visibility and input into the Company’s equity compensation actions.

Stockholders are requested in this Proposal 3 to approve this amendment to the 1997 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 1997 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on Proposal 3 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

The essential features of the 1997 Plan are described below:

General

The 1997 Plan permits the grant of incentive stock options, nonstatutory stock options, stock bonuses, and restricted stock purchase awards (collectively “awards”). Incentive stock options granted under the 1997 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 1997 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the 1997 Plan.

Purpose

The Board adopted the 1997 Plan to provide a means by which employees, directors, and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to put forth maximum efforts for the success of the Company and its affiliates. All of the approximately 360 employees and directors, and certain of the consultants of the Company and its affiliates are eligible to participate in the 1997 Plan.

Administration

The Board administers the 1997 Plan. Subject to the provisions of the 1997 Plan, the Board has the power to construe and interpret the 1997 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

The Board has the power to delegate administration of the 1997 Plan to a committee composed of not fewer than two members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code and/or solely of two or more non-employee directors in accordance with the Exchange Act. The Board has delegated administration of the 1997 Plan to its Compensation Committee. In addition, the Board has delegated to its Non-Officer Stock Option Committee the authority to grant awards, in accordance with guidelines previously approved by the Board, to persons who (i) are employed by the Company below the level of vice-president and (ii) are not then subject to Section 16 of the Exchange Act. As used herein with respect to the 1997 Plan, the “Board” refers to any committee the Board appoints, such as the Compensation Committee and the Non-Officer Stock Option Committee, as well as to the Board itself.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee that administers the plan must be “outside directors.” The 1997 Plan provides that, in the Board’s discretion, directors serving on such committee may be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension incentive plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

Shares Subject to the 1997 Plan

An aggregate of 12,982,633 shares of the Company’s common stock has been authorized for issuance under the 1997 Plan. If awards granted under the 1997 Plan expire or otherwise terminate without being exercised, the shares of common stock subject to such awards again will become available for issuance under the 1997 Plan.

Eligibility

Incentive stock options may be granted under the 1997 Plan only to employees (including officers) of the Company or its affiliates. Stock awards other than incentive stock options may be granted to employees, directors, and consultants of the Company or its affiliates. No incentive stock option may be granted under the 1997 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1997 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

No person may be granted options under the 1997 Plan exercisable for more than 694,299 shares of common stock during any calendar year (“Section 162(m) Limitation”).

Terms of Options

The following is a description of the permissible terms of options under the 1997 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price.    The exercise price of options granted under the 1997 Plan is determined by the Board or applicable committee in accordance with the guidelines set forth in the 1997 Plan. The exercise price of incentive stock options cannot be less than 100% of the fair market value of the Company’s common stock on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options cannot be less than 85% of the fair market value of the Company’s common stock on the date of grant. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See “Federal Income Tax Information” below. As of February 20, 2004, the closing price of the Company’s common stock as reported on the Nasdaq National Market System was $9.87 per share.

The exercise price of options granted under the 1997 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

Repricing.    In the event of a decline in the value of the Company’s common stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation. To date, the Company has not repriced any options and has no current intention to do so in the foreseeable future. If Proposal 3 is approved by the Company’s stockholders, approval by the Company’s stockholders would subsequently be required to reprice any outstanding options granted under the 1997 Plan

Option Exercise.    Options granted under the 1997 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board. Shares covered by currently outstanding options under the 1997 Plan typically vest at the rate of 1/4 of the total shares covered by each option on the first anniversary of the option grant date and 1/16 of the total shares quarterly thereafter during the participant’s employment by, or service as a director or consultant to, the Company or an affiliate (collectively, “service”). Shares covered by options granted in the future under the 1997 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option granted to employees (including officers), directors, or consultants may vest or be exercised. In addition, options granted under the 1997 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state, or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company, or by a combination of these means.

Term.    The maximum term of options under the 1997 Plan is 10 years, except that in certain cases (see “Eligibility”) the maximum term is five years. Options under the 1997 Plan generally terminate three months after termination of the participant’s service unless (i) such termination is due to the participant’s disability, in which case the option may generally be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant’s service has terminated, in which case the option generally may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 12 months of the participant’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant’s death.

The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant’s option agreement may provide that if the exercise of the option following the termination of the participant’s service would result in liability under Section 16(b) of the Exchange Act, then the option shall terminate on the earlier of (i) the expiration of the term of the option or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). A participant’s option agreement also may provide that if the exercise of the option following the termination of the participant’s service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act, then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant’s service during which the exercise of the option would not be in violation of such registration requirements.

Restrictions on Transfer.    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Bonuses and Purchases of Restricted Stock

Payment.    The Board determines the purchase price under a restricted stock purchase agreement, but the purchase price may not be less than 85% of the fair market value of the Company’s common stock on the date of grant. The Board may award stock bonuses in consideration of past services without a purchase payment.

The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the 1997 Plan must be paid either in cash at the time the option is exercised or, at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

Vesting.    Shares of stock sold or awarded under the 1997 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board.

Restrictions on Transfer.    Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is by will or the laws of descent and distribution.

Adjustment Provisions

Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the class and number of shares of common stock subject to the 1997 Plan and outstanding awards. In that event, the 1997 Plan will be appropriately adjusted as to the class and the maximum number of shares of common stock subject to the 1997 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares, and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

The 1997 Plan provides that, in the event of a change in control of the Company as defined in the 1997 Plan, any surviving corporation will be required to either assume all outstanding stock awards under the 1997 Plan or substitute similar awards. In the event the surviving entity declines to assume awards outstanding under the 1997 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and exercisability of outstanding awards held by persons then performing services as employees, directors, or consultants will be accelerated prior to the change in control. An outstanding award will terminate if the participant does not exercise it prior to the change in control. Notwithstanding the previously described change in control provision, in the event that a change in control occurs and within one month prior to, or 13 months after, such change in control, an employee’s employment is involuntarily terminated as defined in the 1997 Plan, then the vesting and exercisability of all options held by such employee under the 1997 Plan will be accelerated in full on the effective date of the employee’s involuntary termination. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

The Board may suspend or terminate the 1997 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1997 Plan will terminate on August 27, 2007.

The Board may amend the 1997 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would increase the number of shares reserved for issuance upon exercise of awards or change any other provision of the 1997 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1997 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 15%, while the maximum ordinary income rate and short-term capital gains rate is effectively 35%.

Incentive Stock Options.    Incentive stock options under the 1997 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards, and Stock Bonuses.    Nonstatutory stock options, restricted stock purchase awards, and stock bonuses granted under the 1997 Plan generally have the following federal income tax consequences:

There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting or other restrictions, the taxable event will be delayed until the vesting or other restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors” and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Plan Benefits

The following table presents certain information with respect to options granted under the 1997 Plan during the year ended December 31, 2003 to (i) the Company’s Chief Executive Officer and its four other most highly compensated executive officers at December 31, 2003, (ii) all executive officers as a group, (iii) all non-executive officer employees as a group, and (iv) all non-employee directors as a group.

1997 Equity Incentive Plan

Name and Position	Number of Shares Underlying Options Granted During 2003
Jay M. Short, Ph.D. President, Chief Executive Officer, Chief Technology Officer, and Director	150,000

William H. Baum Executive Vice President, Chemical, Agriculture, and Industrial Enzymes Business	55,000

Edward T. Shonsey Executive Vice President, Internal Development	200,000

Steven P. Briggs, Ph.D. Senior Vice President, Corporate Research and Technology	200,000

Karin Eastham Senior Vice President, Finance, Chief Financial Officer, and Secretary	45,000

All executive officers as a group (six persons)	705,000

All non-executive officer employees as a group	1,236,550

All non-employee directors as a group	0

In February 2004, Dr. Short received option grants aggregating 175,875 shares of common stock, Mr. Baum received option grants aggregating 127,207 shares of common stock, Mr. Shonsey received option grants aggregating 135,698, Dr. Briggs received option grants aggregating 60,286, and Ms. Eastham received an option grant for 115,282 shares of common stock, in each case, under the 1997 Plan. Since awards under the 1997 Plan are discretionary, total awards that may be granted for 2004 to the persons and groups identified in the above table are not determinable until completion of the year.

Equity Compensation Plan Information

The following table provides aggregate information as of December 31, 2003 regarding the Company’s equity compensation plans, including the 1997 Plan, the 1994 Employee Incentive and Non-Qualified Stock Option Plan (“1994 Plan”), the 1999 Non-Employee Directors’ Stock Option Plan (“Directors’ Plan”), and the 1999 Employee Stock Purchase Plan. As a result of the termination of the 1994 Plan, no additional option grants will be made under the 1994 Plan.

Plan category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	6,927,000	$10.42	5,478,000
Equity compensation plans not approved by security holders	-0-	n/a	-0-

Total	6,927,000	$10.42	5,478,000

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1999. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by Delaware law, the Company’s Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, or otherwise. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on Proposal 4 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 4 has been approved.

Independent Auditors’ Fees

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2003	2002
Audit Fees	$113,000	$79,000
Audit-related Fees	—	44,000
Tax Fees	18,000	38,000
All Other Fees	—	—

Total Fees	$131,000	$161,000

The 2002 amount for Audit-related Fees above relates primarily to services provided by Ernst & Young LLP in connection with the Company’s acquisition of certain assets from Syngenta Participation AG’s Torrey Mesa Research Institute and related transactions. The Tax Fees above relate to professional services rendered by Ernst & Young LLP for tax compliance, tax advice, and tax planning. All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence. None of the fees paid to the independent auditors under the categories Audit-related, Tax, and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 20, 2004 by:

•	each person known by the Company to be a beneficial owner of more than five percent of its common stock;

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table; and

•	all executive officers and directors of the Company as a group.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Syngenta Participations AG and affiliates(2) Schwarzwaldallee 215 CH-4002 Basel Switzerland	7,963,593	18.5%

Funds Affiliated with HealthCare Ventures(3) 44 Nassau Street Princeton, New Jersey 08542	6,497,766	15.1%

T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, Maryland 21202	4,777,688	11.1%

Jay M. Short, Ph.D.(5)	1,644,591	3.7%
William H. Baum(6)	368,865	*
Edward T. Shonsey(7)	78,698	*
Steven P. Briggs(8)	41,700	*
Karin Eastham(9)	258,052	*
James H. Cavanaugh, Ph.D.(10)	6,570,537	15.2%
Wayne T. Hockmeyer, Ph.D.(11)	58,750	*
Peter Johnson(12)	81,657	*
Donald D. Johnston(13)	713,800	1.7%
Mark Leschly(14)	1,770,314	4.1%
Melvin I. Simon, Ph.D.(15)	518,628	1.2%
Cheryl A. Wenzinger(16)	25,000	*
All executive officers and directors as a group (13 persons)(17)	12,294,499	26.9%

*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors, and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole or shared voting and/or investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 43,063,641 shares outstanding on February 20, 2004, adjusted as required by rules promulgated by the SEC.
(2)	Includes 6,034,983 shares held by Syngenta Participations AG and 1,928,610 shares held by Syngenta Seeds AG.
(3)	Includes 3,231,679 shares held by HealthCare Ventures III, L.P.; 949,929 shares held by HealthCare Ventures IV, L.P.; 1,677,658 shares held by HealthCare Ventures V, L.P.; and 638,500 shares held by HealthCare Ventures VI, L.P.

(4)	These securities are owned by various individual and institutional investors, to which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)	Includes 1,238,934 shares Dr. Short has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 388,360 shares held of record by a trust for which Dr. Short serves as trustee and 15,528 shares held by Dr. Short’s children.
(6)	Includes 255,208 shares Mr. Baum has the right to acquire pursuant to outstanding options exercisable within 60 days.
(7)	Includes 78,198 shares Mr. Shonsey has the right to acquire pursuant to outstanding options exercisable within 60 days.
(8)	Includes 37,500 shares Dr. Briggs has the right to acquire pursuant to outstanding options exercisable within 60 days.
(9)	Includes 240,633 shares Ms. Eastham has the right to acquire pursuant to outstanding options exercisable within 60 days. Also includes 1,000 shares held by Ms. Eastham’s children.
(10)	Includes 6,497,766 shares held by HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., HealthCare Ventures V, L.P., and HealthCare Ventures VI, L.P. Dr. Cavanaugh is a managing member of the general partner of each of the above-listed investment funds, and shares investment and voting power over these shares with the other managing members of each of the general partners of these funds, none of whom are affiliated with the Company. Dr. Cavanaugh disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 72,771 shares Dr. Cavanaugh has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 26,390 shares are subject to vesting and the Company’s right of repurchase.
(11)	Includes 48,750 shares Dr. Hockmeyer has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 21,044 shares are subject to vesting and the Company’s right of repurchase.
(12)	Includes 76,657 shares Mr. Johnson has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 19,446 shares are subject to vesting and the Company’s right of repurchase.
(13)	Includes 636,029 shares held of record by a trust for which Mr. Johnston serves as trustee and 15,000 shares held of record by a trust for which Mr. Johnston’s spouse serves as trustee. Also includes 62,771 shares Mr. Johnston has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 19,446 shares are subject to vesting and the Company’s right of repurchase.
(14)	Includes 1,634,230 shares held by Rho Management Trust II, including 20,459 shares issuable upon exercise of warrants held by Rho Management Trust II which are exercisable within 60 days; 25,382 shares held by Rho Management Trust III and 47,931 shares held by Rho Management Partners L.P., an affiliate of Rho Capital Partners, Inc. Mr. Leschly is a managing partner of Rho Capital Partners, Inc., which is a financial advisor to Rho Management Trust II. Mr. Leschly disclaims beneficial ownership of such shares and has no pecuniary interest therein. Also includes 62,771 shares Mr. Leschly has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 19,446 shares are subject to vesting and the Company’s right of repurchase.
(15)	Includes 306,610 shares Dr. Simon has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 12,500 shares are subject to vesting and the Company’s right of repurchase. Also includes 13,500 shares held of record by a trust for which Dr. Simon serves as trustee.
(16)	Consists of shares Ms. Wenzinger has the right to acquire pursuant to outstanding options exercisable within 60 days, of which 23,612 shares are subject to vesting and the Company’s right of repurchase.
(17)	Includes 2,624,415 shares these executive officers and directors (or their affiliates) have the right to acquire pursuant to outstanding options exercisable within 60 days, of which 141,884 are subject to vesting and the Company’s right of repurchase.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with, except the following: i) a Form 4 submitted by the Company on behalf of Dr. Short in connection with his exercise of an option to purchase 12,794 shares of the Company’s common stock on June 26, 2003 was not initially accepted by the SEC. This Form 4 was received by the SEC on June 30, 2003, the first day in which paper filings of Form 4’s were no longer accepted by the SEC under rules recently promulgated. The Form 4 covering this transaction was filed electronically by the Company promptly upon receipt of the SEC’s notification that the paper filing was not accepted; and ii) a Form 3 submitted by the Company on behalf of Mr. Shonsey upon his designation as an executive officer did not reflect 500 shares of the Company’s common stock which Mr. Shonsey had acquired prior to his joining the Company. This Form 3 was subsequently amended.

Compensation of Directors

During 2003, each non-employee director of the Company received an annual retainer of $25,000, a fee of $1,500 per regularly scheduled Board meeting attended, and a fee of $500 per regularly scheduled meeting for committee participation. Also, directors who served as committee chairmen for Board committees received an additional fee of $500 per regularly scheduled committee meeting for committee participation. In the year ended December 31, 2003, the total compensation payable to all non-employee directors was $179,500 for their service on the Board of Directors. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

Each non-employee director of the Company also receives stock option grants under the Directors’ Plan. Only non-employee directors of the Company are eligible to receive options under the Directors’ Plan. Options granted under the Directors’ Plan are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”).

Option grants under the Directors’ Plan are non-discretionary. On the day following the annual stockholders’ meeting (or the next business day should such date be a legal holiday), each member of the Company’s Board of Directors who is not an employee of the Company will be automatically granted under the Directors’ Plan, without further action by the Company, the Board of Directors, or the stockholders of the Company, an option to purchase 25,000 shares of common stock, prorated to the extent that a director did not serve as a director since the preceding annual meeting. Additionally, each person who for the first time becomes a non-employee director automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase 25,000 shares of common stock, provided such person has not previously been in the Company’s employ. Also, the Chairman of the Board of Directors receives annually an additional option to purchase 10,000 shares of common stock. No other options may be granted at any time under the Directors’ Plan.

Options granted under the Directors’ Plan vest in equal monthly installments over three years from the date of grant and must be exercised within ten years from the date of grant, subject to earlier termination following the optionee’s cessation of service. Options granted under the Directors’ Plan may be exercised prior to vesting, subject to the Company’s right of repurchase. Outstanding options under the Directors’ Plan will vest in full on an accelerated basis upon certain changes in control or ownership of the Company, unless assumed or replaced with substitute options by the successor entity. The exercise price of options under the Directors’ Plan will equal 100% of the fair market value of the Company’s common stock on the date of grant. Options granted under the Directors’ Plan are generally transferable to family members and trusts under which the director or members of the director’s family are beneficiaries. Unless otherwise terminated or amended by the Board of Directors, the Directors’ Plan automatically terminates when all of the Company’s common stock reserved for issuance under the Directors’ Plan has been issued.

During 2003, the Company granted options aggregating 135,000 shares to five non-employee directors of the Company at an exercise price of $10.80 per share under the Directors’ Plan. As of February 20, 2004, options for 138 shares had been exercised under the Directors’ Plan.

EXECUTIVE OFFICERS

Name	Age	Position
Jay M. Short, Ph.D	45	President, Chief Executive Officer, Chief Technology Officer, and Director
William H. Baum	58	Executive Vice President, Chemical, Agriculture, and Industrial Enzymes Business
Edward T. Shonsey	58	Executive Vice President, Internal Development
Steven P. Briggs, Ph.D	51	Senior Vice President, Corporate Research and Technology
Karin Eastham	54	Senior Vice President, Finance, Chief Financial Officer, and Secretary
R. Patrick Simms	59	Senior Vice President, Operations

Dr. Jay M. Short’s biography is included above with those of the other members of the Board of Directors.

Mr. William H. Baum joined the Company in August 1997 as Vice President, Sales and Marketing, and was promoted to Senior Vice President, Business Development in November 1999 and to Executive Vice President, Chemical, Agriculture, and Industrial Enzymes Business in July 2002. Mr. Baum was Vice President of Global Sales and Marketing with International Specialty Products, a specialty chemical company, from 1993 to 1997. Prior to joining International Specialty, Mr. Baum was with Betz Laboratories, also a specialty chemical company, for 20 years in a variety of international and domestic executive management positions, including Executive Vice President of European Operations and as Managing Director of Betz GmbH. Mr. Baum received a B.S. from Widener University.

Mr. Edward T. Shonsey joined the Company in January 2003 as Senior Vice President, Internal Development and was promoted to Executive Vice President, Internal Development in February 2004. Mr. Shonsey held several positions with Syngenta AG (formerly Novartis), an agribusiness company, from 1996 to 2002, including President of Syngenta Seeds Inc. Earlier while at Syngenta, Mr. Shonsey was responsible for leading research, product development, and regulatory teams to develop new product lines and to access new markets. Mr. Shonsey also served in executive financial and operations positions with Pioneer Hi-Bred International, a plant biology company (now a subsidiary of DuPont), and Proctor & Gamble, a consumer products company. Mr. Shonsey received a B.S. from Marquette University and an M.B.A. from Creighton University.

Dr. Steven P. Briggs joined the Company in February 2003 in connection with the Company’s acquisition of certain assets of the Torrey Mesa Research Institute, or TMRI, an indirect, wholly-owned subsidiary of Syngenta AG (formerly Novartis), an agribusiness company. Dr. Briggs initially joined the Company as Senior Vice President, Research and Development Platforms and currently serves as Senior Vice President, Corporate Research and Technology. Dr. Briggs was President and Chief Executive Officer of TMRI from 1998 to 2003 and global Head of Genomics. Dr. Briggs is an Adjunct Professor of Cell Biology at The Scripps Research

Institute and an Adjunct Professor of Biology at the University of California in San Diego, and is a member of the National Academy of Sciences. Dr. Briggs received a B.S. from the University of Vermont and a Ph.D. from Michigan State University.

Ms. Karin Eastham was appointed the Company’s Senior Vice President, Finance, Chief Financial Officer, and Secretary in April 1999. Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of CombiChem, Inc., a computational chemistry company, from 1997 to 1999. From 1992 to 1997, Ms. Eastham served as Vice President, Finance and Administration and Chief Financial Officer of Cytel Corporation, a biopharmaceutical company. Ms. Eastham also held several positions, including Vice President, Finance, at Boehringer Mannheim Corporation, from 1976 to 1988. Ms. Eastham currently serves as a director for Oncosis Inc., a privately-held biotechnology company, and Tercica, Inc., a public biotechnology company, and served as a director of Molecular Probes, Inc., a privately-held biotechnology company, until the sale of the company to Invitrogen in 2003. Ms. Eastham received a B.S. and an M.B.A. from Indiana University and is a Certified Public Accountant.

Mr. R. Patrick Simms has served as the Company’s Senior Vice President, Operations since October 1998. He served as the Company’s Vice President, Process Engineering and Manufacturing from February 1997 to October 1998. Mr. Simms served as Senior Vice President, Business Development and Manufacturing, at Biosys, Inc., an agricultural biotechnology company focusing on natural insecticide products, from March 1990 to February 1997. From December 1984 to March 1990, Mr. Simms served as Vice President, Commercial Operations, at Genencor International, Inc., a biotechnology company focusing on industrial enzymes. Prior to joining Genencor, Mr. Simms spent 18 years with A.E. Staley in a wide range of technical and operational positions. Mr. Simms received a B.S. from West Virginia University.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table shows for the years ended December 31, 2003, 2002, and 2001, compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and its other four most highly compensated executive officers (collectively, the “Named Executive Officers”) at December 31, 2003:

Summary Compensation Table

		Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other			Securities Underlying Options
Jay M. Short, Ph.D President, Chief Executive Officer, and Chief Technology Officer	2003 2002 2001	$ $ $	400,000 345,000 320,000	$ $ $	90,000 150,000 256,000	$ $ $	64,971 38,049 7,996	(1) (3) (4)	175,875 125,000 —	(2)

William H. Baum Executive Vice President, Chemical, Agriculture, and Industrial Enzymes Business	2003 2002 2001	$ $ $	315,000 300,000 260,000	$ $	59,850 25,000 130,000	$ $ $	23,294 26,300 1,500	(3) (3) (4)	72,207 — 90,000	(2)

Edward T. Shonsey (5) Executive Vice President, Internal Development	2003 2002 2001		$279,111 — —		$54,602 — —		— — —		215,698 — —	(2)

Steven P. Briggs, Ph.D.(6) Senior Vice President, Corporate Research and Technology	2003 2002 2001		$231,203 — —		$103,168 — —		— — —		215,286 — —	(2)

Karin Eastham Senior Vice President, Finance, Chief Financial Officer, and Secretary	2003 2002 2001	$ $ $	283,500 270,000 250,000	$ $ $	53,156 20,000 125,000	$ $ $	33,336 35,202 1,500	(3) (3) (4)	60,282 — 60,000	(2)

(1)	Consists of $38,049 representing amounts for interest due to the Company and associated tax gross-up for a loan relating to the Company’s failure to timely file Form 83(b) elections with the Internal Revenue Service, or IRS, in connection with Dr. Short’s early exercise of stock options (see “Certain Transactions”) and $26,922 for accrued vacation sold back to the Company.
(2)	In February 2004, each Named Executive Officer received an immediately vested option grant relating to the Company’s 2003 annual bonus plan (“Bonus Grants”) in the following amounts: Dr. Short received an option grant for 25,875 shares of common stock, Mr. Baum received an option grant for 17,207 shares of common stock, Mr. Shonsey received an option grant for 15,698 shares of common stock, Dr. Briggs received an option grant for 15,286 shares of common stock, and Ms. Eastham received an option grant for 15,282 shares of common stock. These Bonus Grants are included in the Securities Underlying Options column in this table, as they represent bonuses earned by each of the Named Executive Officers in 2003. Also in February 2004, each Named Executive Officer was awarded an additional option grant in the following amounts: Dr. Short received an option grant for 150,000 shares of common stock, Mr. Baum received an option grant for 110,000 shares of common stock, Mr. Shonsey received an option grant for 120,000 shares of common stock, Dr. Briggs received an option grant for 45,000 shares of common stock, and Ms. Eastham received an option grant for 100,000 shares of common stock. These option grants are not included in this table because they were awarded in 2004 and do not represent compensation earned by the recipients in 2003.
(3)	Represents amounts for interest due to the Company and associated tax gross-up for loans relating to the Company’s failure to timely file Form 83(b) elections with the IRS in connection with Dr. Short’s, Mr. Baum’s, and Ms. Eastham’s early exercise of stock options. See “Certain Transactions.”

(4)	The amounts shown relate to Company-paid tax preparation services.
(5)	Mr. Shonsey commenced his employment as Senior Vice President, Internal Development in January 2003 at an annual base salary of $280,000.
(6)	Dr. Briggs commenced his employment as Senior Vice President, Research and Development Platforms in February 2003 at an annual base salary of $262,000. Dr. Briggs annual base salary was increased to $278,000 in July 2003.

Stock Option Grants and Exercises

The Company grants options to its executive officers under its 1997 Plan. The 1997 Plan permits the grant of incentive stock options, nonstatutory stock options, stock bonuses, and restricted stock purchase awards to employees, directors, and consultants of the Company. As of February 20, 2004, options to purchase a total of 8,776,000 shares of the Company’s common stock were outstanding under the 1997 Plan, and options to purchase 2,452,000 shares remained available for grant thereunder.

The following tables show, for the year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Price per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5%	10%
Jay M. Short, Ph.D.	150,000	7.7%	$7.63	2/5/13	$720,000	$1,824,000
William H. Baum	55,000	2.8%	$7.63	2/5/13	$264,000	$669,000
Edward T. Shonsey	200,000	10.3%	$7.63	2/5/13	$960,000	$2,432,000
Steven P. Briggs, Ph.D.	200,000	10.3%	$7.15	2/26/13	$899,000	$2,279,000
Karin Eastham	45,000	2.3%	$7.63	2/5/13	$216,000	$547,000

(1)    Based on options to purchase 1,941,550 shares of the Company’s common stock granted to employees during the year ended December 31, 2003 under the 1997 Plan.

(2)    All options were granted at or above the fair market of the Company’s common stock on the date of grant.

(3)    The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming annual appreciation of 5% and 10% over the option term. The 5% and 10% values are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003 Exercisable / Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2003(1) Exercisable / Unexercisable
Jay M. Short, Ph.D.	57,794	$505,668	1,161,284 / 247,375	$7,176,422 / $245,580
William H. Baum	—	—	215,814 / 111,250	$1,007,090 / $ 89,100
Edward T. Shonsey	—	—	— / 200,000	— / $324,000
Steven P. Briggs, Ph.D.	—	—	— / 200,000	— / $420,000
Karin Eastham	25,000	$219,040	207,539 / 86,250	$1,132,297 / $ 72,900

(1)    Represents the closing price on December 31, 2003 less the option exercise price, multiplied by the number of in-the-money shares. The closing price per share was $9.25 on the last trading day of the year as reported on the Nasdaq National Market.

Employment Agreements

In August 1994, the Company entered into an employment offer letter with Jay M. Short, Ph.D., President, Chief Executive Officer, and Chief Technology Officer. Pursuant to his employment offer letter, Dr. Short’s annual compensation was initially set at a base salary of $200,000 and a target bonus of 20% of his base salary. The 20% bonus was guaranteed for the first year. Dr. Short also received a signing bonus of $75,000. In addition, the Company granted Dr. Short 56,847 shares of common stock, and he also received a stock option under the Company’s 1994 Plan to purchase 34,108 shares of common stock at an exercise price of $0.03 per share. In the event Dr. Short’s employment is terminated without cause, he will receive severance compensation equal to six months’ salary. In June 1998, the Company entered into a second letter agreement with Dr. Short under which the Company paid Dr. Short a bonus of $500,000 in each of June 1998 and June 1999 and granted him a stock option under the 1997 Plan to purchase 1,001,744 shares of common stock at an exercise price of $0.58 per share. This option vested 25% in June 1999 with the remainder vesting in equal quarterly installments over the following three years.

In July 1997, the Company entered into an employment offer letter with William H. Baum, Executive Vice President, Chemical, Agriculture, and Industrial Enzymes Business. Pursuant to his employment offer letter, Mr. Baum’s annual compensation was initially set at a base salary of $195,000 and a target bonus of 20% of his base salary, with a guaranteed bonus of $13,000 for 1997 only. Mr. Baum also received a hiring bonus of $30,000, paid in two equal installments on September 1, 1997 and March 1, 1998. In addition, the Company granted Mr. Baum a stock option under the 1997 Plan to purchase 95,466 shares of common stock at an exercise price of $0.43 per share. Mr. Baum was offered the right to purchase up to $50,000 of the Company’s Series D preferred stock on the same terms offered to other Series D preferred stock investors. Mr. Baum exercised this right in October 1997 and acquired 58,824 shares of Series D preferred stock in exchange for delivery of a promissory note for $50,000. The note carried an interest rate of 6.64%, and has since been repaid. Mr. Baum was reimbursed $50,000 for relocation costs. In the event Mr. Baum’s employment is terminated without cause, he will receive severance compensation equal to six months of his then-current base salary, and the Company will continue to pay his employee benefits until he commences new employment.

In April 1999, the Company entered into an employment offer letter with Karin Eastham, Senior Vice President, Finance and Chief Financial Officer. Pursuant to her employment offer letter, Ms. Eastham’s annual compensation was initially set at a base salary of $210,000 and a target bonus of 20% of her base salary. The 20% bonus was guaranteed for the first year. In addition, the Company granted Ms. Eastham a stock option under the 1997 Plan to purchase 208,289 shares of the common stock at an exercise price of $1.73 per share.

In January 2003, the Company entered into an employment offer letter with Edward T. Shonsey, Senior Vice President, Internal Development. Pursuant to his employment offer letter, Mr. Shonsey’s annual compensation was initially set at a base salary of $280,000 and a target bonus of up to 50% of his base salary. In addition, the Company granted Mr. Shonsey a stock option under the 1997 Plan to purchase 200,000 shares of common stock at an exercise price of $7.63 per share.

In February 2003, the Company entered into an employment offer letter with Steven Briggs, Ph.D., Senior Vice President, Corporate Research and Technology. Pursuant to his employment offer letter, Dr. Briggs’ annual compensation was initially set at a base salary of $262,000 and a bonus of up to 50% of his base salary. In addition, Dr. Briggs received a stock option under the 1997 Plan to purchase 150,000 shares of common stock at an exercise price of $7.15 per share. This option vested 25% in February 2004 with the remainder vesting in equal quarterly installments over the following three years. The Company also granted Dr. Briggs a stock option to purchase an additional 50,000 shares of common stock at an exercise price of $7.15. This option does not vest until February 2006. In July 2003, the Company entered into a second letter agreement with Dr. Briggs under which the Company paid Dr. Briggs a bonus of $50,000 in July 2003. Also, Dr. Briggs is eligible to earn a $50,000 additional bonus in each of July 2004 and July 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is responsible for all compensation matters for the Company’s executive management and has overall responsibility to review and approve policies for employee compensation and benefits on behalf of the Board of Directors.

The Compensation Committee and the Company’s management are committed to providing compensation which will enable the Company to:

•	attract and retain superior employees;

•	encourage and reward exceptional performance; and

•	align the interests of stockholders and employees.

Executive compensation presently consists of base salary, incentive bonuses, and long-term equity compensation.

Base Salary

Base salary ranges are based on compensation surveys of comparable companies and are regularly reviewed to confirm their competitiveness. The base salaries of executives are reviewed annually and, as warranted, are adjusted to reflect changes in responsibilities, attainment of personal goals, and prevailing salary practices.

Incentive Bonus

The incentive bonus opportunity of each executive is expressed as a percentage of his or her base salary and reflects the relative capacity of each executive to affect the results of the Company. In addition to the Company’s overall revenue and earnings targets, each executive has personal goals which are reviewed and approved by the Compensation Committee. After year-end results have been confirmed, the Chief Executive Officer reviews with the Compensation Committee each executive’s performance against the previously established goals. After taking into consideration the Company’s overall revenue and earnings performance, the Compensation Committee decides upon bonus awards, which are then reported to the full Board of Directors. A similar review of the Chief Executive Officer’s performance is conducted annually by the Compensation Committee, the results of which are then reported to the full Board of Directors.

Long-Term Equity Compensation

The long-term incentive compensation for executives presently consists of stock options granted under the 1997 Plan. The grants are designed to assure competitive compensation, to link stockholder and management interests, to reward superior management performance, and to encourage ownership in the Company. The Compensation Committee reviews at least annually the level of options granted to management and reports to the full Board of Directors any such grants.

Chief Executive Officer Compensation

The Chief Executive Officer’s compensation consists of base salary, incentive bonus, and long-term equity compensation. The Compensation Committee determined the level for each of these elements consistent with the foregoing policies and practices.

The Compensation Committee set Dr. Short’s annual base salary for the year ended December 31, 2003 at $400,000. Following the Compensation Committee’s review of Dr. Short’s overall leadership and management of the Company for the year ended December 31, 2003, the Compensation Committee approved a 2003 bonus consisting of $90,000 in cash and an immediately vested option to purchase 25,875 shares of the Company’s common stock under the Company’s 2003 incentive bonus program. Also in February 2004, the Compensation Committee awarded Dr. Short an option to purchase 150,000 shares of the Company’s common stock as an incentive for future performance.

In its review of Dr. Short’s performance, the Compensation Committee considered, among other factors, the Company’s accomplishments during 2003. During the year, the Company advanced its product portfolio by launching PhyzymeTM XP in collaboration with a partner and advancing QuantumTM phytase and other product candidates toward anticipated commercialization in 2004. The Company also entered into several new collaborations and received BioDefense grants from the Department of Defense and National Institutes of Health. Additionally, the Company advanced its pharmaceutical platforms, acquired an antifungal program from GlaxoSmithKline, and completed its acquisition of certain assets of Syngenta’s Torrey Mesa Research Institute. Finally, the Company achieved milestones under its collaboration agreements, further expanded its patent portfolio, and entered into a biosphere microbial sequencing project with the Department of Energy’s Joint Genome Institute.

Federal Tax Consequences

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements, and binding contracts. As a result, the Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as “performance-based compensation.” The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is an employee or officer of the Company. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on the Company’s Board of Directors or Compensation Committee.

The Compensation Committee

Peter Johnson (Committee Chairman)

James H. Cavanaugh, Ph.D.

Wayne T. Hockmeyer, Ph.D.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows the total stockholder return of an investment of $100 in cash on February 14, 2000, the date of the Company’s initial public offering, for (i) the Company’s common stock, (ii) the Nasdaq Composite Index, and (iii) the Nasdaq Biotechnology Index. All values assume reinvestment of the full amount of any dividends and are calculated as of the closing price of the last day of each quarter. The closing price on February 14, 2000, the date of the Company’s initial public offering, was $75.00 per share and serves as the baseline for the Company’s return calculation rather than its initial public offering price of $24.00. The Company’s closing stock price on December 31, 2003, the last trading day of the Company’s 2003 year, was $9.25.

CERTAIN TRANSACTIONS

In November 1999, the Board of Directors implemented a program to allow optionees to early exercise stock options prior to vesting. Six optionees, including Jay M. Short, Ph.D., Karin Eastham, William H. Baum, and Melvin I. Simon, Ph.D. purchased shares of the Company’s common stock pursuant to this program. This stock was subject to repurchase restrictions which lapsed over the same period as the predecessor stock options would have vested. As part of the Company’s agreement to amend the options, the Company agreed to prepare tax election forms for the benefit of the optionees. These tax election forms were not timely filed and, as a result, the optionees were exposed to substantial potential tax liabilities. In order to minimize the potential adverse tax consequences to the optionees, on February 7, 2000, the Board removed the stock repurchase restrictions on approximately 207,000 shares and agreed to advance funds to the optionees in an amount necessary to provide the cash to pay the individual tax liabilities that resulted from removal of the repurchase restrictions. After consideration of each optionee’s individual tax situation and in order to fairly rectify the effect of the Company’s failure to timely prepare these tax election forms, the Company compensated two optionees, Ms. Eastham and Dr. Simon, in amounts of approximately $92,000 and $159,000, respectively, for the permanent tax liabilities associated with the Company’s failure to complete the filings. The Board also agreed to make full recourse secured loans to the optionees to assist with temporary differences in taxation. The loans carry a market interest rate and are due in 2006, and prepayment is required in specified circumstances. As of December 31, 2003, the Company had loans outstanding of approximately $385,000 to Dr. Short, $193,000 to Mr. Baum, and $260,000 to Ms. Eastham pursuant to this agreement.

The Company employs one of its directors, Melvin I. Simon, Ph.D., as its Resident Scientific Advisor on a part-time basis. As the Company’s Resident Scientific Advisor, Dr. Simon serves as strategic advisor to the Company’s research organization, primarily by identifying opportunities for technology development. During 2003, for services rendered to the Company in his capacity as Resident Scientific Advisor, the Company paid Dr. Simon $100,000 in base salary.

On February 20, 2003, the Company completed a series of agreements with Syngenta Participations AG, or Syngenta, and Torrey Mesa Research Institute, or TMRI, a wholly-owned subsidiary of Syngenta. Under the transactions, the companies formed an extensive research collaboration whereby the Company is entitled to receive a minimum of $118 million in research and development funding over the initial seven-year term of the related research collaboration agreement and will be eligible to receive certain milestone payments and royalties upon product development and commercialization. Additionally, the Company acquired certain intellectual property rights licenses from Syngenta used in activities conducted at TMRI. The Company also purchased certain property and equipment from TMRI and assumed certain miscellaneous liabilities under equipment maintenance contracts. One of Syngenta’s affiliates, Syngenta Seeds AG, held approximately 5.4% of the Company’s outstanding common stock immediately prior to the close of the transactions. Upon closing, the Company issued to Syngenta and TMRI a total of 6,034,983 shares of common stock and a warrant to purchase 1,293,211 shares of common stock at $22.00 per share that is exercisable for ten years starting in 2008. The common stock and the warrant represented 14% and 3%, respectively, of the Company’s common stock after giving effect to those issuances and assuming full exercise of the warrant. The total value of the acquisition was approximately $74.0 million, including transaction fees. The value of the Company’s shares used in determining the purchase price was $11.44 per share based on the average of the closing prices of the Company’s common stock for a range of five trading days — two days prior to, two days subsequent to, and the announcement date for the transactions of December 4, 2002. The value of the warrant issued was determined by a third party valuation. The transaction was accounted for as an asset purchase under accounting principles generally accepted in the United States.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Karin Eastham Senior Vice President, Finance, Chief Financial Officer, and Secretary

April     , 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the Nasdaq stock exchange listing standards. All committee members shall be financially literate, and the committee shall use its best efforts to ensure that at least one member be a “financial expert,” as defined by SEC regulations.

PURPOSE

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: the integrity, clarity, and completeness of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In doing so, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company.

In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the audit committee is to monitor and evaluate management’s financial reporting process and the accounting policies on which it is based, together with the independent auditor’s review thereof, to assure that the outcome accurately portrays the financial effects of the Company’s activities. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and termination (subject to shareholder ratification), compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

In addition, the committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The committee shall discuss with the independent auditors the overall scope and plans for their audits, including the adequacy of staffing and compensation as well as assist and interact with the independent auditors so that they may carry out their duties in the most efficient and cost effective manner. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Conduct).

The committee shall meet separately at each meeting with management and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and to elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.

The committee shall receive regular reports from the independent auditor on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee, or a designated member, shall review and discuss earnings press releases in advance of its release to the public.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters. The committee shall also establish procedures to ensure the Company does not discharge or discriminate against an employee who assists in an investigation, or participates in a proceeding against the Company, regarding any conduct that the employee reasonably believes constitutes a violation of securities laws or constitutes fraud against the Company’s shareholders.

The committee shall investigate, review and report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (i) the Company and (ii) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

The committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company and approved at the subsequent meeting.

The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and Section 141 of the Delaware General Corporation Law.

APPENDIX B

CERTIFICATE OF AMENDMENT OF

RESTATED

CERTIFICATE OF INCORPORATION

OF

DIVERSA CORPORATION

Jay M. Short, Ph.D. hereby certifies that:

ONE:    The name of this corporation is Diversa Corporation.

TWO:    The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on December 21, 1992 under the name “Industrial Genome Sciences, Inc.” A Restated Certificate of Incorporation of Diversa Corporation (the “Restated Certificate”) was filed with the Secretary of State of the State of Delaware on February 22, 2000.

THREE:    He is the duly elected President and Chief Executive Officer of Diversa Corporation.

FOUR:    Section A of Article III of the Restated Certificate shall be amended and restated in its entirety to read as follows:

“A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Ninety-Five Million (95,000,000) shares. Ninety Million (90,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($.001).”

FIVE:    This Certificate of Amendment has been duly approved by this corporation’s Board of Directors in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (the “DGCL”) and was duly adopted by the stockholders of this corporation in accordance with the provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, DIVERSA CORPORATION has caused this Certificate of Amendment of Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer as of             , 2004.

DIVERSA CORPORATION

By:

Name: Jay M. Short, Ph.D. Its: President and Chief Executive Officer

APPENDIX C

DIVERSA CORPORATION

1997 EQUITY INCENTIVE PLAN

(As Amended Through February 12, 2004)

1.    Purposes.

(a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

(b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.    Definitions.

(a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

(e) “Company” means Diversa Corporation, a Delaware corporation.

(f) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term “Consultant” shall not include Directors who are paid only a director’s fee by the Company or who are not compensated by the Company for their services as Directors.

(g) “Continuous Status as an Employee, Director or Consultant” means that the service of an individual to the Company, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Board or the Committee may determine, in that party’s sole discretion, whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(i) “Director” means a member of the Board.

(j) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of the common stock of the Company determined as follows (and in each case prior to the Listing Date, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations).

(i) If the common stock is listed on any established stock exchange or traded on the Nasdaq National Market or The Nasdaq SmallCap Market, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Company’s common stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the common stock, the Fair Market Value shall be determined in good faith by the Board.

(m) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

(o) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non- employee director” for purposes of Rule 16b-3.

(p) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(q) “Officer” means (i) prior to the Listing Date, any person designated by the Company as an officer and (ii) from and after the Listing Date, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

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(t) “Optionee” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(u) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(v) “Plan” means this 1997 Equity Incentive Plan.

(w) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Stock Award” means any right granted under the Plan, including any Option, any stock bonus, and any right to purchase restricted stock.

(z) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.    Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

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(c) The Board may delegate administration of the Plan to a committee of the Board composed of two (2) or more members (the “Committee”), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to a committee of one or more members of the Board and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. In addition, notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (x) are not then subject to Section 16 of the Exchange Act and/or (y) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

(d) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option granted hereunder.

4.    Shares Subject To The Plan.

(a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twelve Million Nine Hundred Eighty-Two Thousand Six Hundred Thirty-Three (12,982,633) shares of the Company’s common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.    Eligibility.

(a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

(b) Prior to the Listing Date, no person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant. From and after the Listing Date this provision shall apply only to Incentive Stock Options.

(c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than Six Hundred Ninety-Four Thosuand Two Hundred Ninety-Nine (694,299) shares of the Company’s common stock in any calendar year. This subsection 5(c) shall not apply

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prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of: (A) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with Section 4); (B) the issuance of all of the shares of common stock reserved for issuance under the Plan; (C) the expiration of the Plan; or (D) the first meeting of shareholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.

6.    Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Incentive Stock Option on the date of grant; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Nonstatutory Stock Option on the date of grant. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment arrangement or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board. In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement. In addition, to the extent required by law, the “par value” of the stock (if any) will be paid in cash at the time the Option is exercised.

(d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. Prior to the Listing Date, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person. From and after the Listing Date, a Nonstatutory Stock Option may be transferable to the extent provided in the Option Agreement; provided, however, that if the Option Agreement does not specifically provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

(e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to

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time during each of such installment periods, the Option may become exercisable (“vest”) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. Prior to the Listing Date, the vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. Notwithstanding the foregoing, an Option granted to an Officer, Director or Consultant may become fully exercisable, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

(f) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee’s death or disability), the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which shall in no event be less than thirty (30) days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement; provided, however, if the Optionee is terminated for cause, then the Option shall terminate on the date Optionee’s Continuous Status as an Employee, Director or Consultant ceases. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

An Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee’s death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant (other than upon the Optionee’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee’s Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

(g) Disability of Optionee. In the event an Optionee’s Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee’s disability, the Optionee may exercise the Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which prior to the Listing Date shall not be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

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(h) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee’s Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee’s death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period, which prior to the Listing Date shall not be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise the entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

(i) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate. Prior to the Listing Date, however, any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90)-day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”)), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Notwithstanding the foregoing, shares received on exercise of an Option by an Officer, Director or Consultant may be subject to additional or greater restrictions.

(j) Right of Repurchase. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (A) the ninety (90)-day period following the termination of employment or the relationship as a Director or Consultant (or in the case of a post-termination exercise of the Option, the ninety (90)-day period following such post-termination exercise), or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”)), (ii) such repurchase right shall be exercisable for less than all of the vested shares only with the Optionee’s consent, and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the stock’s Fair Market Value at the time of such termination. Notwithstanding the foregoing, shares received on exercise of an Option by an Officer, Director or Consultant may be subject to additional or greater restrictions specified in the Option Agreement.

(k) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option. Such right of first refusal shall be exercised by the Company no more than thirty (30) days following receipt of notice of the Optionee’s intent to transfer shares and must be exercised as to all the shares the Optionee intends to transfer unless the Optionee consents to exercise for less than all the shares offered. The purchase of the shares following exercise shall be completed within sixty (60) days of the Company’s receipt of notice of the Optionee’s intent to transfer shares, or such longer period of time as has been offered by the person to whom the Optionee intends to transfer the shares, or as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”).

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7. Terms Of Stock Bonuses And Purchases Of Restricted Stock.

Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

(a) Purchase Price. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such Stock Award Agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock’s Fair Market Value on the date such Stock Award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(b) Transferability. Rights under a stock bonus or restricted stock purchase agreement shall be transferable only by will or the laws of descent and distribution, so long as stock awarded under such Stock Award Agreement remains subject to the terms of the agreement.

(c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment arrangement or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. In addition, to the extent required by law, the “par value” of the stock (if any) will be paid in cash at the time the Option is exercised. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

(d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee. Prior to the Listing Date, the applicable agreement shall provide (i) that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Stock Award was granted (except that a Stock Award granted to an Officer, Director or

Consultant may become fully vested, subject to reasonable conditions such as continued employment, at any time or during any period established by the Company or of any of its Affiliates), and (ii) such right shall be exercisable only (A) within the ninety (90)-day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the holder of the Stock Award (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding “qualified small business stock”)), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares.

(e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant’s Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

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8.    Cancellation And Re-Grant Of Options.

(a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) with the approval of the shareholders of the Company, the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% shareholder (as described in subsection 5(b)) receiving a new grant of an Incentive Stock Option (any Option if the cancellation or repricing takes place prior to the Listing Date), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

(b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.    Covenants Of The Company.

(a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

(b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.    Use Of Proceeds From Stock.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.    Miscellaneous.

(a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d) or 7(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

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(c) Throughout the term of any Stock Award, the Company shall deliver to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company’s fiscal years during the term of such Stock Award, a balance sheet and an income statement. This subsection shall not apply (i) after the Listing Date, or (ii) when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

(d) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue serving as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company’s Board of Directors and/or the Company’s shareholders to remove any Director as provided in the Company’s Bylaws and the provisions of the applicable laws of the Company’s state of incorporation, or the right to terminate the relationship of any Consultant subject to the terms of such Consultant’s agreement with the Company or any Affiliate.

(e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under the Plan and all other stock plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

(f) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d) or 7(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(g) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of Company common stock.

12.    Adjustments Upon Changes In Stock.

(a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the

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maximum number of securities subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Change in Control (as defined herein): (i) any surviving corporation or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in a Change in Control) for those outstanding under the Plan, or (ii) in the event any surviving corporation or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan, (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting (and, if applicable, the exercisability) of such Stock Awards shall be accelerated prior to such event and the Stock Awards terminated if not exercised at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised prior to such event.

(c) For purposes of the Plan, a “Change in Control” shall mean: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company’s common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) from and after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (excluding any financing transactions, including an initial public offering entered into by the Company).

(d) Special Provisions.

(i) Acceleration Provisions. Notwithstanding any other provisions of this Plan to the contrary, if (i) a Change in Control (as such term is defined in Section 12(c) above) occurs and (ii) within one (1) month prior to the date of such Change in Control or thirteen (13) months after the date of such Change in Control the Continuous Service of a Participant terminates due to an involuntary termination (not including death or Disability) without Cause or due to a Constructive Termination, then the vesting and exercisability of all Stock Awards held by such Participant shall be accelerated and any reacquisition or repurchase rights held by the Company with respect to a Stock Award shall lapse in full; provided, however, that if such potential acceleration of the vesting and exercisability of Stock Awards (or lapse of reacquisition or repurchase rights held by the Company with respect to Stock Awards) would cause a contemplated Change in Control transaction that would otherwise be eligible to be accounted for as a “pooling-of-interests” transaction to become ineligible for such accounting treatment under generally accepted accounting principles as determined by the Company’s independent certified public accountants (the “Accountants”) prior to the Change in Control, such acceleration shall not occur.

“Cause” means the occurrence of any of the following (and only the following): (i) conviction of the terminated Participant of any felony involving fraud or act of dishonesty against the Company or its Affiliates; (ii) conduct by the terminated Participant which, based upon good faith and reasonable factual investigation and determination of the Company (or, if the terminated Participant is an Officer, of the Board), demonstrates gross unfitness to serve; or (iii) intentional, material violation by the terminated Participant of any statutory or fiduciary duty of the terminated Participant to the Company or its Affiliates. In addition, if the terminated Participant is not an Officer, Cause also shall include poor performance of the terminated Participant’s services

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for the Company or its Affiliates as determined by the Company following (A) written notice to the Participant describing the nature of such deficiency and (B) the Participant’s failure to cure such deficiency within thirty (30) days following receipt of the such written notice.

“Constructive Termination” means the occurrence of any of the following events or conditions: (i) (A) a change in the Participant’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Participant’s status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control (as defined in subsection 12(c)) or at any time thereafter; (B) the assignment to the Participant of any duties or responsibilities which are inconsistent with the Participant’s status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or (C) any removal of the Participant from or failure to reappoint or reelect the Participant to any of such offices or positions, except in connection with the termination of the Participant’s Continuous Service for Cause, as a result of the Participant’s Disability or death or by the Participant other than as a result of Constructive Termination; (ii) a reduction in the Participant’s annual base compensation or any failure to pay the Participant any compensation or benefits to which the Participant is entitled within five (5) days of the date due; (iii) the Company’s requiring the Participant to relocate to any place outside a forty (40) mile radius of the Participant’s current work site, except for reasonably required travel on the business of the Company or its Affiliates which is not materially greater than such travel requirements prior to the Change in Control; (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Participant, or (B) provide the Participant with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Participant was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; (v) any material breach by the Company of any provision of an agreement between the Company and the Participant, whether pursuant to this Plan or otherwise, other than a breach which is cured by the Company within fifteen (15) days following notice by the Participant of such breach; or (vi) the failure of the Company to obtain an agreement, satisfactory to the Participant, from any successors and assigns to assume and agree to perform the obligations created under this Plan.

(ii) Parachute Payments. In the event that the acceleration of the vesting and exercisability of the Stock Awards and/or the lapse of reacquisition or repurchase rights with respect to Stock Awards provided for in subsection 12(d)(i) and benefits otherwise payable to a Participant (i) constitute “parachute payments” within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this subsection would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”), then such Participant’s benefits hereunder shall be either

(A)	provided to such Participant in full, or

(B)	provided to such Participant as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax,

whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Participant, on an after- tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and such Participant otherwise agree in writing, any determination required under this subsection shall be made in writing in good faith by the Accountants. In the event of a reduction of benefits hereunder, the Participant shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this subsection, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith

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interpretations concerning the application of the Code, and other applicable legal authority. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this subsection. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this subsection.

If, notwithstanding any reduction described in this subsection, the IRS determines that the Participant is liable for the Excise Tax as a result of the receipt of the payment of benefits as described above, then the Participant shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or in the event that the Participant challenges the final IRS determination, a final judicial determination, a portion of the payment equal to the “Repayment Amount.” The Repayment Amount with respect to the payment of benefits shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Participant’s net after-tax proceeds with respect to any payment of benefits (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on such payment) shall be maximized. The Repayment Amount with respect to the payment of benefits shall be zero if a Repayment Amount of more than zero would not result in the Participant’s net after-tax proceeds with respect to the payment of such benefits being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Participant shall pay the Excise Tax.

Notwithstanding any other provision of this subsection 12(d)(ii), if (i) there is a reduction in the payment of benefits as described in this subsection, (ii) the IRS later determines that the Participant is liable for the Excise Tax, the payment of which would result in the maximization of the Participant’s net after-tax proceeds (calculated as if the Participant’s benefits had not previously been reduced), and (iii) the Participant pays the Excise Tax, then the Company shall pay to the Participant those benefits which were reduced pursuant to this subsection contemporaneously or as soon as administratively possible after the Participant pays the Excise Tax so that the Participant’s net after-tax proceeds with respect to the payment of benefits is maximized.

If the Participant either (i) brings any action to enforce rights pursuant to this subsection 12(d)(ii), or (ii) defend any legal challenge to his or her rights hereunder, the Participant shall be entitled to recover attorneys’ fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that in the event such action is commenced by the Participant, the court finds the claim was brought in good faith.

13.    Amendment Of The Plan and Stock Awards.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or securities exchange listing requirements.

(b) The Board may in its sole discretion submit any other amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

(c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

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(e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.    Termination Or Suspension Of The Plan.

(a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on August 27, 2007, which is the day prior to the tenth anniversary of the date the Plan was adopted by the Board or approved by the shareholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

15.    Effective Date Of Plan.

The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, the Stock Awards have been qualified or exempted from qualification under the laws of the State of California.

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APPENDIX D

ANNUAL MEETING OF STOCKHOLDERS OF

DIVERSA CORPORATION

May 14, 2004

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR AND

FOR PROPOSALS 2, 3, AND 4 LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect one director to hold office until the 2007 Annual Meeting of Stockholders.

NOMINEE:

FOR THE NOMINEE Mr. Mark Leschly

WITHHOLD AUTHORITY

FOR AGAINST ABSTAIN

2. To amend the Company’s Restated Certificate of Incorporation to increase the authorized number of shares of common stock

of the Company from 65,000,000 to 90,000,000.

3. To amend the Company’s 1997 Equity Incentive Plan to

require approval of the Company’s stockholders to reprice any outstanding options granted thereunder.

4. To ratify the selection of Ernst & Young LLP by the Audit

Committee of the Board of Directors as independent auditors

of the Company for its year ending December 31, 2004.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 22, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

DIVERSA CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2004

The undersigned hereby appoints Jay M. Short, Ph.D. and Karin Eastham, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Diversa Corporation (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 14, 2004 at the Company’s offices located at 4939 Directors Place, San Diego, California 92121, at 1:30 p.m. (local time), and at any and all postponements, continuations, and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, and 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

(Continued and to be signed on the reverse side)

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